Exhibit 4.1

EXECUTION COPY

BELO CORP.

8.00% SENIOR NOTES DUE 2016

SUPPLEMENTAL INDENTURE

Dated as of November 16, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.03; 7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	12.02
(d)	7.06
314(a)	4.02; 4.09
4.13; 12.02
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	4.09
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	12.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

Exhibit A Form of Security

SUPPLEMENTAL INDENTURE, dated as of November 16, 2009, among Belo Corp., a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”).

WHEREAS, the Company has executed and delivered to the Trustee that certain Indenture, dated as of June 1, 1997 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), between the Company and the Trustee, as successor trustee to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, providing for the issuance from time to time of one or more series of securities issued thereunder;

WHEREAS, Section 9.1 of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture without the consent of any Holders to establish the forms or terms of securities of any series issued thereunder as permitted by Section 2.1 and Section 3.1 of the Base Indenture;

WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Company wishes to provide for the issuance of the 8.00% Senior Notes due 2016 (the “Securities”), the forms and terms of such Securities and terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Securities when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE AND CREATION OF

SECURITIES; DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Application of this Supplemental Indenture. Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including as provided in Section 1.02, and any amendments or modifications to the terms of the Base Indenture made herein, are expressly and solely for the benefit of the Holders (and not for the benefit of any other series of securities issued under the Base Indenture). The Securities constitute a series of securities issued under the Base Indenture as provided in Section 2.1 thereof. Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture, and not the Base Indenture or any other document. All the Securities issued under this Supplemental Indenture shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

SECTION 1.02. Effect of Supplemental Indenture. With respect to these Securities only, the Base Indenture shall be supplemented pursuant to Section 9.1 thereof to establish the terms of these Securities as set forth in this Supplemental Indenture, including as follows:

(a) Definitions and other Provisions of General Application. The provisions of Article I of the Base Indenture are deleted and replaced in their entirety by the provisions of Sections 1.03, 1.04, 1.05 and 1.06 and Article 12 of this Supplemental Indenture;

(b) Security Forms. The provisions of Article II of the Base Indenture are deleted in their entirety;

(c) The Securities. The provisions of Article III of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 2 of this Supplemental Indenture;

(d) Satisfaction and Discharge. The provisions of Article IV of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 8 of this Supplemental Indenture;

(e) Remedies. The provisions of Article V of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 6 of this Supplemental Indenture;

(f) The Trustee. The provisions of Article VI of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 7 of this Supplemental Indenture;

(g) Holders’ Lists and Reports by Trustee and Company. The provisions of Article VII of the Base Indenture are deleted in their entirety;

(h) Consolidation, Merger, Conveyance, Transfer or Lease. The provisions of Article VIII of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 5 of this Supplemental Indenture;

(i) Supplemental Indentures. The provisions of Article IX of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 9 of this Supplemental Indenture;

(j) Covenants. The provisions of Article X of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 4 of this Supplemental Indenture;

(k) Redemption of Securities. The provisions of Article XI of the Base Indenture are deleted and replaced in their entirety by the provisions of Article 3 of this Supplemental Indenture;

(l) Sinking Funds. The provisions of Article XII of the Base Indenture are deleted in their entirety; and

(m) Defeasance. The provisions of Article XIII of the Base Indenture are deleted in their entirety.

To the extent that the provision of this Supplemental Indenture (including those referred to in clauses (a) through (m) above) conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling solely with respect to the Securities.

SECTION 1.03. Definitions. For all purposes of this Supplemental Indenture, the following terms shall have the following meanings:

“Additional Assets” means:

(1) any property, plant, equipment or other long-term tangible or intellectual property asset used or useful in a Related Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.13 and Section 4.03, it being understood that any Security issued in replacement of any Security issued on the Issue Date shall not be an Additional Security.

“Adjusted Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount (without duplication) of Funded Indebtedness of the Subsidiary Guarantors as of such date of determination, to (y) Pro Forma Operating Cash Flow for the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available (with the amount of Indebtedness being determined on a pro forma basis calculated in a manner consistent with the calculation thereof for purposes of the definition of Consolidated Leverage Ratio).

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after November 15, 2013, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Applicable Premium” means, with respect to a Security at any redemption date, the greater of (i) 1.00% of the principal amount of such Security and (ii) the excess of (A) the aggregate present value at such redemption date of (1) the redemption price of such Security on November 15, 2013 (such redemption price being described in Section 3.05(b) exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Security through November 15, 2013 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date. The Company shall notify the Trustee of any Applicable Premium and the Trustee shall not be responsible for the calculation of any Applicable Premium.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

(C) a disposition of assets with a Fair Market Value of less than $1.0 million;

(D) a disposition of cash or Temporary Cash Investments;

(E) a disposition of assets that are worn out, obsolete or damaged or no longer used or useful in the business of the Company or any Restricted Subsidiary, as the case may be, in the ordinary course of business;

(F) the sale or lease or sub-lease of products, services or accounts receivable or the licensing or sub-licensing of intellectual property, in each case in the ordinary course of business;

(G) the sale of the Capital Stock of an Unrestricted Subsidiary; and

(H) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien).

“Asset Swap” means an Asset Disposition in exchange for properties or assets that will be used by the Company and the Restricted Subsidiaries in a Related Business. The Fair Market Value of any assets received or disposed of in an Asset Swap shall be as determined by an Independent Qualified Party.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Bank Indebtedness” means all Obligations pursuant to the Credit Agreement.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests and limited liability company interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following events:

(1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that in calculating beneficial ownership for purposes of this clause (1), such person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (A) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (B) a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to November 15, 2013, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to November 15, 2013.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Interest Expense” means, with respect to the Company and its consolidated Restricted Subsidiaries for any period, the total interest expense of the Company and the Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(a) the amortization of debt discount and debt issuance cost;

(b) the amortization of all fees (including fees with respect to Hedging Obligations) payable in connection with the Incurrence of Indebtedness;

(c) the portion of any Capital Lease Obligation allocable to interest expense;

(d) net payments pursuant to Hedging Obligations;

(e) dividends accrued in respect of all Disqualified Stock; and

(f) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of Funded Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (y) Pro Forma Operating Cash Flow for the most recent four consecutive fiscal quarters ending prior to such date of determination for which internal financial statements are available (the “Reference Period”); provided, however, that:

(1) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness; and

(2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of the Reference Period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit facility), the aggregate amount of Indebtedness shall be calculated on a pro forma basis and Pro Forma Operating Cash Flow shall be calculated as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness.

“Credit Agreement” means the Amended and Restated Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of June 7, 2006, among Belo Corp., the lenders party thereto and JPMorgan Chase Bank, N.A., as amended by the First Amendment dated as of February 4, 2009, the Second Amendment dated as of February 26, 2009 and the Amendment and Restatement Agreement dated as of the Issue Date, together with the related documents thereto (including the revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Designated Senior Indebtedness,” with respect to a Person, means:

(1) Bank Indebtedness; and

(2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture.

“Designated Subsidiary” means each domestic Restricted Subsidiary (a) the consolidated total assets of which equal 5% or more of the consolidated total assets of the Company, (b) the consolidated revenues of which equal 5% or more of the consolidated revenues of the Company or (c) that, together with its consolidated subsidiaries, accounts for more than 5% of Pro Forma Operating Cash Flow, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Company for which internal financial statements are available; provided that if at the end of or for any such most recent period of four consecutive fiscal quarters the combined consolidated total assets or combined consolidated revenues or contribution on a consolidated basis to Pro Forma Operating Cash Flow of all domestic Restricted Subsidiaries that under clauses (a), (b) and (c) above would not constitute Designated Subsidiaries shall have exceeded 10% of the consolidated total assets of the Company or 10% of the consolidated revenues of the Company or 10% of Pro Forma Operating Cash Flow, then one or more of such excluded Subsidiaries shall for all purposes of this Indenture be deemed to be Designated Subsidiaries in descending order based on the amounts of their consolidated total assets or consolidated revenues or contribution to Pro Forma Operating Cash Flow, as the case may be, until such excess shall have been eliminated.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

(1) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities set forth in Section 4.06 and Section 4.09; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Existing Bonds” means the Company’s 6 3/4% Senior Notes due 2013.

“Existing Debentures” means the Company’s 7 3/4% Senior Debentures due 2027 and 7 1/4% Senior Debentures due 2027.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of such Board of Directors; provided, however, that for purposes of Section 4.04(a)(3)(B), if the Fair Market Value of the property or assets in question is so determined to be in excess of $25.0 million, such determination must be confirmed by an Independent Qualified Party.

“Film Contracts” mean contracts or agreements with suppliers which provide the right to broadcast certain specified film or video tape motion pictures.

“Fitch” means Fitch, Inc. and any successor to its rating agency business.

“Funded Indebtedness” means, without duplication, all Indebtedness other than short-term obligations under Film Contracts.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the Financial Accounting Standards Board Accounting Standards Codification; and

(2) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor Guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness,

shall not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property (including Film Contracts), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Disqualified Stock or Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee, but excluding, for the avoidance of doubt, obligations under self-insurance or employee benefit programs;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person that are then due and payable.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” shall exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national or regional standing; provided, however, that such firm is not an Affiliate of the Company.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.04:

(1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s, BBB- (or equivalent) by Standard & Poor’s, BBB- (or equivalent) by Fitch or an equivalent rating by any other Rating Agency.

“Issue Date” means November 16, 2009.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Local Marketing Agreement” means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person:

(1) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party;

(2) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time;

(3) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station;

(4) manages the acquisition of programming for a television station;

(5) acts as a program consultant for a television station; and/or

(6) manages the operation of a television station generally.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1) all legal, accounting and investment banking fees, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of such escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Operating Cash Flow” means, for the Company and its Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP (subject to adjustment in accordance with the following paragraphs), the sum of (without duplication):

(a) earnings before income taxes for such period (without taking into account extraordinary or nonrecurring items);

(b) depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);

(c) Consolidated Interest Expense actually incurred or accrued during such period, to the extent deducted in calculating earnings before income taxes; and

(d)(i) non-cash charges of the Company and its Restricted Subsidiaries to the extent deducted in computing earnings before income taxes for such period (provided that any cash payment made with respect to any non-cash charge that has been added pursuant to this clause (d) shall be subtracted, only to the extent of the non-cash charge, in computing Operating Cash Flow for the period in which such cash payment is made), less (ii) all non-cash items of income of the Company and its Restricted Subsidiaries to the extent included in computing earnings before income taxes for such period (other than accruals of revenue by the Company and its Restricted Subsidiaries in the ordinary course of business).

For purposes of calculating Operating Cash Flow, “earnings before income taxes” shall not include:

(1) any earnings of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that: (A) the Company’s equity in the earnings of any such Person for such period shall be included up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (2) below); and (B) the Company’s equity in a net loss of any such Person for such period shall be included;

(2) any earnings of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that: (A) the Company’s equity in the earnings of any such Restricted Subsidiary for such period shall be included up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included; provided that, with respect to the earnings of any Restricted Subsidiary that is a Subsidiary Guarantor, this clause (2) shall apply solely for purposes of Section 4.04(a);

(3) any provision for taxes of any Person other than the Company and the Restricted Subsidiaries; and

(4) any provision for taxes of any Restricted Subsidiary except to the extent that (and in the same proportion that) the earnings of such Restricted Subsidiary are included pursuant to clause (2) above.

Notwithstanding the foregoing, (x) depreciation and amortization and non-cash charges of a Restricted Subsidiary shall be added to earnings before income taxes in the calculation of Operating Cash Flow only to the extent (and in the same proportion, including by reason of minority interests) that the earnings of such Restricted Subsidiary were included in calculating Operating Cash Flow pursuant to clause (2) of the foregoing paragraph and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, and (y) for purposes of Section 4.04 only, there shall be excluded from Operating Cash Flow any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under Section 4.04(a)(3)(D).

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Parent Debt” means any Funded Indebtedness of the Company that is not Guaranteed by any Subsidiary Guarantor as of the Issue Date or, if Incurred after the Issue Date, as of the date of Incurrence of such Funded Indebtedness.

“Payment Default” means (1) any Obligation on any Designated Senior Indebtedness of such Subsidiary Guarantor is not paid in full in cash when due; or (2) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash.

“Permitted Holders” means officers and directors of the Company on the Issue Date and their family members, including any permitted transferee of such person’s Series B Stock as set forth in the Company’s charter as in existence on the Issue Date, and any trusts for the benefit of such Persons (or trusts for the benefit of such trusts) and, in the event of the incompetence or death of any such Person, such Person’s estate, executor, administrator, committee or other personal representative or beneficiary.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business, in each case other than an Investment consisting of a Guarantee by a Subsidiary Guarantor of Parent Debt on a senior or a senior subordinated basis (other than a Guarantee of the Existing Bonds or Refinancing Indebtedness in respect thereof on a senior subordinated basis);

(2) another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3) cash and Temporary Cash Investments;

(4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and promissory notes evidencing such obligations; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business and not to exceed $750,000 at any time outstanding;

(7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.06 or (B) a disposition of assets not constituting an Asset Disposition;

(9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (C) in satisfaction of judgments against other Persons or (D) in settlement of delinquent accounts and disputes with customers;

(10) any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11) any Person to the extent such Investment consists of Hedging Obligations or Guarantees of Indebtedness otherwise permitted under Section 4.03, other than an Investment consisting of a Guarantee by a Subsidiary Guarantor of Parent Debt on a senior or a senior subordinated basis (other than a Guarantee of the Existing Bonds or Refinancing Indebtedness in respect thereof on a senior subordinated basis);

(12) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

(13) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date); and

(14) any Person to the extent such Investment, when taken together with all other Investments made pursuant to this clause (14) and outstanding on the date such Investment is made, do not exceed $25.0 million.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of performance, bid or surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(12); provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached;

(7) Liens existing on the Issue Date (other than under the Credit Agreement);

(8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than Liens Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

(11) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(12) Liens imposed pursuant to licenses, sublicenses, leases and subleases (including landlords’ Liens) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(13) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(14) Liens in favor of the Company or any Subsidiary Guarantor or Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor in favor solely of another Restricted Subsidiary that is not a Subsidiary Guarantor;

(15) judgment Liens not giving rise to an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(16) Liens securing Indebtedness in an amount which, together with the aggregate outstanding amount of all other Indebtedness secured by Liens Incurred pursuant to this clause (16), does not exceed $40.0 million;

(17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(18) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (8), (9) or (10); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing; and

(19) Liens securing Indebtedness of the Company or any Subsidiary Guarantors Incurred pursuant to Section 4.03(b)(1); provided, however, that the incurrence or creation of such Lien does not result in or require a Lien securing any other Indebtedness of the Company or any Subsidiary Guarantor.

Notwithstanding the foregoing, “Permitted Liens” shall not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Pro Forma Operating Cash Flow” means, for any period, Operating Cash Flow for such period, adjusted to include the Operating Cash Flow of any operating units or entities acquired during such period and to exclude the Operating Cash Flow of any operating units or entities divested or sold during such period (in each case, as if the acquisition or divestiture had occurred at the beginning of such period).

“Prospectus Supplement” means the final prospectus supplement dated as of November 10, 2009, and used in connection with the offering of the Securities.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations and Attributable Debt) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition or construction by the Company or a Restricted Subsidiary of such asset (whether through the direct purchase of such asset or the purchase of the Capital Stock of any Person owning such asset), including additions and improvements, in each case in the ordinary course of business; provided, however, that such Indebtedness is Incurred within 270 days after such acquisition or construction of such assets.

“Qualified Equity Offering” means any private or public issuance and sale of the Company’s common stock for cash by the Company. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(1) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; or

(2) any issuance and sale to any Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company to act as Quotation Agent from time to time.

“Rating Agency” means each of Standard & Poor’s, Moody’s and Fitch or, if Standard & Poor’s, Moody’s, Fitch or any of them shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s, Moody’s, Fitch or all of them, as the case may be.

“Reference Treasury Dealer” means J.P. Morgan Securities Inc. and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if (i) the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced, or (ii) the Indebtedness being Refinanced is subordinated in right of payment to a Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to such Subsidiary Guarantee at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary of the Company that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company or a Subsidiary Guarantor or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means any business of the type conducted by the Company or any of the Restricted Subsidiaries on the Issue Date and any business reasonably related or ancillary or complementary thereto.

“Representative” means, with respect to any Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary, (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) and (D) dividends or distributions of shares of Capital Stock of Unrestricted Subsidiaries);

(2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of (i) any Parent Debt (other than the Existing Bonds and Refinancing Indebtedness in respect thereof) or (ii) any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Parent Debt or Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations, in the case of the Company, are subordinate in right of payment to the Securities or, in the case of a Subsidiary Guarantor, are subordinate or pari passu in right of payment to the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include (in the case of clauses (4) and (6), solely for purposes of Section 4.06):

(1) any obligation of such Person to the Company or any Subsidiary of the Company;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(5) any Capital Stock; or

(6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

“Senior Subordinated Indebtedness” means, with respect to a Subsidiary Guarantor, its Subsidiary Guarantee and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu with the Subsidiary Guarantee in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to, in the case of the Company, the Securities, or, in the case of a Subsidiary Guarantor, the Subsidiary Guarantee of such Subsidiary Guarantor, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by: (1) such Person; (2) such Person and one or more Subsidiaries of such Person; or (3) one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter Guarantees the Securities pursuant to the terms of this Indenture.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s;

(5) investments in securities with maturities of 365 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Transactions” means (1) the issuance of the Securities contemplated by the Prospectus Supplement, (2) the amendments to the Credit Agreement as described under “Summary—Recent developments” in the Prospectus Supplement, (3) the repayment of loans outstanding under the Credit Agreement and (4) the payment of related fees and expenses, in the case of each of clauses (3) and (4), as described under “Use of proceeds” in the Prospectus Supplement.

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Subsidiary Guarantors could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.04. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07	(a)
“Agent Members”	2.14
“Bankruptcy Law”	6.01
“Blockage Notice	11.03
“Change of Control Offer”	4.09	(b)
“covenant defeasance option”	8.01	(b)
“Custodian”	6.01
“Event of Default”	6.01
“Global Security”	2.01	(b)
“Guaranteed Obligations”	10.01
“Indenture”	Recitals
“Initial Lien”	4.10
“legal defeasance option”	8.01	(b)
“Offer”	4.06	(b)
“Offer Amount”	4.06	(c)(2)
“Offer Period”	4.06	(c)(2)
“pay its Subsidiary Guarantee”	11.03
“Paying Agent”	2.03
“Payment Blockage Period”	11.03
“Purchase Date”	4.06	(c)(1)
“Registrar”	2.03
“Reversion Date”	4.15
“Securities”	Recitals
“Suspended Covenants”	4.15
“Suspension Period”	4.15
“Successor Company”	5.01	(a)(1)

SECTION 1.05. Incorporation by Reference of TIA. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guarantees;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.06. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Form and Dating; Global Securities. (a) The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities shall be in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

(b) The Securities shall be issued initially in the form of one or more global securities in fully registered form (each, a “Global Security”), which shall be deposited with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

On the Issue Date, the Trustee shall authenticate and deliver $275 million of 8.00% Senior Notes Due 2016 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Holders must present and surrender Securities to a Paying Agent to collect final principal payment. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06. Transfer and Exchange. (a) The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s or co-registrar’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.09 and 9.05). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(b) The transfer or exchange of Global Securities must be made in accordance with this Section 2.06 and Section 2.15.

(c) The transfer or exchange of Definitive Securities must be made in accordance with this Section 2.06 and Setion 2.18.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at any office or agency maintained by the Company for such purpose and such exchange shall be without charge to the Holder. Upon surrender for the cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation, except as expressly provided in this Indenture.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers, ISINs, etc. The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms as the Securities issued on the Issue Date and shall have the same CUSIP numbers. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities; and

(2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to not be fungible for U.S. federal income tax purposes with any other Securities issued under this Indenture.

SECTION 2.14. Book-Entry Provisions. This Section 2.14 shall apply only to a Global Security deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with Sections 2.01, 2.02 and this Section 2.14, authenticate and deliver initially one or more Global Securities representing the Securities. Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the Securities Custodian or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever.

Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

SECTION 2.15. Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in Section 2.17), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

SECTION 2.16. Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, purchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

SECTION 2.17. Definitive Securities. A Global Security deposited with the Depository or with the Trustee as Securities Custodian shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such

Global Security, only if such transfer complies with this Section 2.17 and (1) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in either case, a successor depository is not appointed by the Company within 120 days of such notice, (2) an Event of Default has occurred and is continuing or (3) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.17 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.17 shall be executed, authenticated and delivered in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof and registered in such names as requested by or on behalf of the Depository (in accordance with its customary procedures).

The registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

In the event of the occurrence of one of the events specified in Section 2.17(1), (2) or (3), the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

SECTION 2.18. Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request: (x) to register the transfer of such Definitive Securities; or (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing.

SECTION 2.19. Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may be exchanged for a beneficial interest in a Global Security upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase. The Trustee shall cancel such Definitive Security and cause the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled.

SECTION 2.20. No Obligation of the Trustee. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.05, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed, the redemption price and the clause of Section 3.05 pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis to the extent practicable. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05. Optional Redemption. (a) Except as set forth in this Section 3.05, the Company shall not be entitled to redeem the Securities at its option.

(b) On and after November 15, 2013, the Company shall be entitled at its option at any time and from time to time to redeem all or a portion of the Securities, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2013	104.00%
2014	102.00%
2015 and thereafter	100.00%

(c) At any time prior to November 15, 2012, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.00%, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that

(1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and

(2) each such redemption occurs within 120 days after the date of the related Qualified Equity Offering.

(d) Prior to November 15, 2013, the Company shall be entitled at its option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SECTION 3.06. Deposit of Redemption Price. Prior to 10:00 a.m., New York time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation. The Paying Agent will promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on all Securities to be redeemed.

SECTION 3.07. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. SEC Reports. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (subject to the next sentence) and provide the Trustee and Holders of the Securities with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided at the times specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC shall not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC shall not accept such filings for any reason, the Company shall post the reports specified in the preceding sentence on its Web site within the time periods that would apply if the Company were required to file those reports with the SEC.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

The Company also shall comply with the other provisions of TIA § 314(a).

SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, both (1) the Consolidated Leverage Ratio would be less than 8.0 to 1, and (2) in the case of an Incurrence by a Subsidiary Guarantor of Indebtedness, the Adjusted Leverage Ratio would be less than 3.0 to 1.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred by the Company and the Subsidiary Guarantors pursuant to the Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (b)(1) and then outstanding does not exceed (i) on or prior to June 7, 2011, $500 million, and (ii) thereafter, $300 million;

(2) Indebtedness owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guarantee;

(3) the Securities (other than any Additional Securities);

(4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in Section 4.03(b)(1), (2) or (3));

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or any Restricted Subsidiary or merged with or into the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of the Company or was acquired by or merged with or into the Company or any Restricted Subsidiary); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Subsidiary Guarantors would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to Section 4.03(b)(3), (4) or (5) or this Section 4.03(b)(6); provided, however, that (A) to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary, and (B) no Refinancing Indebtedness that is Indebtedness of a Subsidiary Guarantor Incurred to Refinance Parent Debt that was Incurred pursuant to paragraph (a) or pursuant to clause (4) (or pursuant to this clause (6) in respect of such Parent Debt), shall be Incurred by any Subsidiary Guarantor pursuant to this clause (6) unless, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Adjusted Leverage Ratio would be less than 3.0 to 1;

(7) Hedging Obligations that are Incurred for bona fide hedging purposes of the Company and its Restricted Subsidiaries; provided that such obligations are entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any of its Restricted Subsidiaries is exposed in the conduct of their business or the management of their liabilities and not for speculative purposes (as determined by the Company’s or such Restricted Subsidiary’s principal financial officer in the exercise of his or her good faith business judgment);

(8) Obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10) Indebtedness consisting of the Subsidiary Guarantee of a Subsidiary Guarantor and any Guarantee by the Company or any Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4) or pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4); provided, however, that (A)(i) if the Indebtedness being Guaranteed is Indebtedness of a Subsidiary Guarantor that is subordinated to or pari passu with a Subsidiary Guarantee, then the Guarantee thereof Incurred pursuant to this clause (10) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed, and (ii) if the Indebtedness being Guaranteed is Indebtedness of the Company that is subordinated to the Securities, then the Guarantee thereof Incurred pursuant to this clause (10) shall be subordinated to the same extent as the Indebtedness being Guaranteed, and (B) no Guarantee by a Subsidiary Guarantor of such Indebtedness of the Company (other than any Guarantee by any Subsidiary Guarantor of Refinancing Indebtedness in respect of the Existing Bonds that is subordinated to or pari passu with the Subsidiary Guarantees) shall be Incurred pursuant to this clause (10) unless, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Adjusted Leverage Ratio would be less than 3.0 to 1;

(11) Indebtedness under Film Contracts in an aggregate amount outstanding at any time not to exceed $40 million;

(12) Purchase Money Indebtedness Incurred by the Company or a Restricted Subsidiary, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (12) and then outstanding, does not exceed $60.0 million; and

(13) Indebtedness of the Company or of any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by Section 4.03(b)(1) through (12) or Section 4.03(a)), does not exceed $50.0 million.

(c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this Section 4.03:

(1) any Indebtedness remaining outstanding on the Issue Date under the Credit Agreement after giving effect to the Transactions shall be treated as Incurred on the Issue Date under Section 4.03(b)(1);

(2) the Existing Bonds and the Existing Debentures shall be treated as Incurred under Section 4.03(b)(4);

(3) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described in this Section 4.03, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the types of Indebtedness described in this Section 4.03;

(4) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in this Section 4.03; and

(5) any Indebtedness originally classified as Incurred pursuant to one of the clauses in Section 4.03(b) (other than pursuant to Section 4.03(b)(1) and other than the Existing Bonds and the Existing Debentures) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to Section 4.03(a) or another clause in Section 4.03(b), as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such paragraph or clause at the time of such reclassification.

(e) Notwithstanding Sections 4.03(a) and 4.03(b), no Subsidiary Guarantor shall Incur any Indebtedness for borrowed money if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of such Subsidiary Guarantor, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to the Senior Subordinated Indebtedness of such Subsidiary Guarantor.

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) either the Consolidated Leverage Ratio is greater than 8.0 to 1 or the Adjusted Leverage Ratio is greater than 4.0 to 1; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(A) an amount equal to (i) cumulative Pro Forma Operating Cash Flow for the period (taken as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, less (ii) the product of 1.4 times cumulative Consolidated Interest Expense for such period; plus

(B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees), and 100% of any cash capital contribution received by the Company from its stockholders subsequent to the Issue Date, but excluding in each case any Net Cash Proceeds that are used to redeem Securities in accordance with Section 3.05(c); plus

(C) the amount by which Indebtedness of the Company (other than Indebtedness owed to any Subsidiary of the Company) is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) in the event that the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) Notwithstanding the foregoing, Section 4.04(a) shall not prohibit:

(1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock, and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its stockholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Parent Debt or Subordinated Obligations of the Company or a Subsidiary Guarantor, in each case made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Refinancing Indebtedness of such Person in respect thereof (i) which is permitted to be Incurred pursuant to Section 4.03(b)(6) and (ii) which Refinancing Indebtedness, in the case of a Refinancing of Parent Debt, constitutes Parent Debt; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, redemptions and other acquisitions (excluding amounts representing cancellation of Indebtedness) shall not exceed $7.5 million in any calendar year; provided further, however, that the Company may carry forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions permitted to have been made but not made in the two preceding calendar years, up to a maximum of $21.0 million in any calendar year pursuant to this clause (4); and provided further, however, that such purchases, redemptions and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

(5) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or in connection with a merger, consolidation, amalgamation or other combination involving the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Parent Debt or Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Parent Debt or Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

(9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(10) any purchase or redemption of Parent Debt or Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06 after the Company (or a Restricted Subsidiary, as the case may be) has made an offer to the Holders of the Securities to purchase the Securities pursuant to Section 4.06(a)(3)(C); provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; and

(11) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (11), does not exceed $50.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary, (b) make any loans or advances to the Company or any Restricted Subsidiary or (c) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

(1) with respect to clauses (a), (b) and (c),

(A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement);

(B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred or Capital Stock issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary (other than Indebtedness Incurred or Capital Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or any Restricted Subsidiary) and outstanding on such date;

(C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(A) or (B) or this Section 4.05(1)(C) or contained in any amendment to an agreement referred to in Section 4.05(1)(A) or (B) or this Section 4.05(1)(C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Securityholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(E) restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(F) provisions contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;

(G) customary restrictions under Purchase Money Indebtedness Incurred in compliance with Section 4.03;

(H) provisions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(I) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein); and

(J) any encumbrance or restriction pursuant to applicable law, rule, regulation or governmental order; and

(2) with respect to clause (c) only,

(A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

(B) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; provided, however, that this clause (2) shall not apply to any Asset Swap; and

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):

(A) to the extent the Company or such Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Bank Indebtedness or Senior Indebtedness of a Subsidiary Guarantor (including Senior Indebtedness of the Company that is Guaranteed on a senior basis by the Subsidiary Guarantors) or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) to the extent the Company or such Restricted Subsidiary, as the case may be, elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the Securities (and to holders of other Senior Subordinated Indebtedness of the Subsidiary Guarantors (including Indebtedness of the Company that is Guaranteed on a senior subordinated basis by the Subsidiary Guarantors)) to purchase Securities (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions contained in this Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to Section 4.06(a)(3)(A) or (C), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 4.06(a), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06(a) exceeds $25 million. Pending application of Net Available Cash pursuant to this Section 4.06(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents:

(1) the assumption or discharge of Indebtedness of the Company (other than Obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than Obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2) securities received by the Company or any Restricted Subsidiary from the transferee that are within 180 days converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(3) in the event the Company or any Restricted Subsidiary engages in an Asset Disposition with any third party and receives in consideration therefor, or simultaneously with such Asset Disposition enters into, a Local Marketing Agreement with such third party or any Affiliate thereof, the Fair Market Value of such Local Marketing Agreement (as determined by an Independent Qualified Party).

(b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Subordinated Indebtedness of the Subsidiary Guarantors) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Subordinated Indebtedness) (the “Offer”) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $2,000 principal amount or multiples thereof. If the aggregate purchase price of the securities purchased pursuant to such offer in accordance with this Section 4.06 is less than the Net Available Cash offered therefor, the Company may use any such excess Net Available Cash for general corporate purposes or any other purpose, in each case not prohibited by this Indenture. The Company shall not be required to make such an Offer to purchase Securities (and such other Senior Subordinated Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $25 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Offer, Net Available Cash will be deemed to be reduced by the aggregate amount of such Offer (regardless of the amount of Securities tendered in such Offer).

(c)(1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer (which, for the avoidance of doubt, shall not occur until after the expiration of the time period set forth in Section 4.06(a)(3)(A) and (B)), the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”).

(2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Subordinated Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.06. If the Offer includes other Senior Subordinated Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election, unless otherwise specified in the notice of Offer, if the Trustee or the Company receives, not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1) the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not materially less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of Section 4.07(a) shall not prohibit:

(1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to paragraph (a)(3) of) Section 4.04;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or compensation arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries;

(4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, and customary payments for indemnification to directors and officers of the Company and its Restricted Subsidiaries;

(5) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or any contribution to the capital of the Company;

(7) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture and that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party;

(8) any agreement as in effect on the Issue Date and either (i) described in the Company’s Proxy Statement filed on March 31, 2009 under the heading “Director Compensation—Certain Relationships” (or any such agreement which is contemplated by the agreements described under such heading), or (ii) not so described under such heading as a result of the materiality limitations as to required disclosure set forth in Item 404 of Regulation S-K, or any renewals, extensions or modifications of any such agreement referred to in the foregoing clauses (i) and (ii) after the Issue Date (so long as such renewals, extensions or modifications are not, taken as a whole, materially less favorable to the Holders as determined by the Board of Directors in its reasonable good faith judgment) and the transactions contemplated thereby; and

(9) any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction.

SECTION 4.08. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business, except to the extent not material to the Company and the Restricted Subsidiaries, taken as a whole.

SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b). In the event a Change of Control occurs at a time when the Company is not able to satisfy its obligation to make a Change of Control Offer because the terms of Senior Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Company shall (1) Refinance such Senior Indebtedness or (2) obtain the requisite consent under the agreements governing such Senior Indebtedness to permit the repurchase of the Securities as provided for in Section 4.09(b).

(b) Within 30 days following any Change of Control, the Company shall mail a notice by first-class mail to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by the Company, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e) Notwithstanding the foregoing provisions of this Section 4.09, the Company shall not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption of all such Securities has been given pursuant to Section 3.03, unless and until there has been a default in payment of the applicable redemption price.

(f) A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

SECTION 4.10. Limitation on Liens. (a) The Company shall not, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured. Any Lien created for the benefit of the Holders of the Securities pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

(b) No Subsidiary Guarantor shall, and the Company shall not permit any Subsidiary Guarantor to, Incur any Secured Indebtedness that is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith such Subsidiary Guarantor makes effective provision to secure the relevant Subsidiary Guarantee equally and ratably with such Secured Indebtedness (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the relevant Subsidiary Guarantee) for so long as such Secured Indebtedness is secured by a Lien.

SECTION 4.11. Limitation on Intercompany Transfers of Assets. Notwithstanding anything to the contrary in this Indenture, no Subsidiary Guarantor shall, and the Company shall cause each Subsidiary Guarantor not to, sell, convey, transfer or otherwise dispose of its respective assets or property (other than cash and cash equivalents) to, or merge with or into, the Company, except for (i) sales, conveyances, transfers or other dispositions made in the ordinary course of business and (ii) transactions in which the assets or property sold, conveyed, transferred or otherwise disposed of, or the assets or property of any Subsidiary Guarantor that is merged with or into the Company, are substantially simultaneously contributed, sold, conveyed, transferred or otherwise disposed of to a Subsidiary Guarantor.

SECTION 4.12. Future Subsidiary Guarantors. At any time that any Indebtedness under the Credit Agreement is outstanding or any commitments in respect thereof are available, the Company shall cause each of its Restricted Subsidiaries that Incurs (including by Guarantee) any Indebtedness under the Credit Agreement, or that pursuant to the Credit Agreement is obligated (including as Guarantor) in respect of amounts available to be Incurred thereunder, to, in each case, within five Business Days of such Incurrence or obligation, execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture. At any time that no Indebtedness under the Credit Agreement is outstanding and all commitments in respect thereof have been terminated, the Company shall cause each

Designated Subsidiary to, in each case, within five Business Days of the date on which all Indebtedness under the Credit Agreement has been repaid and all commitments thereunder terminated, or such later date on which such Designated Subsidiary is formed or acquired, or on which any Restricted Subsidiary becomes a Designated Subsidiary, execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture.

SECTION 4.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.15. Suspension of Covenants. (a) Following the first day (the “Suspension Date”) that: (1) the Securities have an Investment Grade Rating from at least two of the three Rating Agencies, and (2) no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.11 and 5.01(a)(3) (collectively, the “Suspended Covenants”). In addition, the Subsidiary Guarantees of the Subsidiary Guarantors shall also be suspended as of the Suspension Date. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) less than two of the Rating Agencies maintain their Investment Grade Ratings or two or more of the Rating Agencies downgrade the rating assigned to the Securities below an Investment Grade Rating, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events and the Subsidiary Guarantees shall be reinstated. The period of time between the Suspension Date and the Reversion Date is referred to in this Indenture as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.

(b) On the Reversion Date, all Indebtedness Incurred during the Suspension Period shall be classified to have been Incurred pursuant to Section 4.03(a) or one of the clauses set forth in Section 4.03(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.03(a) or (b), such Indebtedness shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.03(b)(4). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 shall be made as though such Section had been in effect prior to, but not during, the Suspension Period (and, for avoidance of doubt, all Pro Forma Operating Cash Flow and other amounts attributable to the Suspension Period that would otherwise increase the amount of Restricted Payments available to be made pursuant to any clause (including clause (a)(3)) of Section 4.04 shall be excluded in determining the amount of Restricted Payments available to be made following the Reversion Date). For purposes of determining compliance with Section 4.06(a), on the Reversion Date, the Net Available Cash from all Asset Dispositions not applied in accordance with such Section shall be deemed to be reset to zero.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

(2) immediately after giving pro forma effect to such transaction (including treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, either (A) the Subsidiary Guarantors would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) each of the Consolidated Leverage Ratio and the Adjusted Leverage Ratio would be lower than immediately prior to such transaction; and

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;

provided, however, that clause (3) shall not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or a Wholly Owned Subsidiary of the Company (so long as no Capital Stock of the Company or such Wholly Owned Subsidiary is distributed to any Person) or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Person, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) except in the case of a Subsidiary Guarantor that (A) has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (B) as a result of the disposition of all or a portion of its Capital Stock, has ceased to be a Subsidiary of the Company, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company shall comply with its obligations under Section 4.06 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guarantee Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (including treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. An “Event of Default” occurs if:

(1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3) the Company fails to comply with its obligations under Section 5.01;

(4) the Company fails to comply with any of its obligations in Sections 4.02 through 4.12 (other than a failure to purchase Securities when required under Section 4.06 or 4.09) and such failure continues for 30 days after the notice specified below;

(5) the Company or any Subsidiary Guarantor fails to comply with any of its agreements contained in the Securities or this Indenture (other than those referred to in Section 6.01(1), (2), (3) or (4)) and such failure continues for 60 days after the notice specified below;

(6) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $35.0 million, or its foreign currency equivalent at the time;

(7) the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(B) appoints a Custodian of the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company, any Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9) any judgment or decree for the payment of money in excess of $35.0 million or its foreign currency equivalent at the time is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed; or

(10) any Subsidiary Guarantee of a Subsidiary Guarantor that is a Significant Subsidiary (or Subsidiary Guarantees of Subsidiary Guarantors that together would constitute a Significant Subsidiary) ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (4) or (5) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under Section 6.01(6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under Section 6.01(4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it in its sole discretion against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: if such money or property has been collected from a Subsidiary Guarantor, to holders of Senior Indebtedness of such Subsidiary Guarantor as required by Article 11;

THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

FOURTH: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. The Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee under this Indenture or resign. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and if a Trust Officer has actual knowledge thereof or has received written notice thereof from the Company or any Securityholder, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Securityholders.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each November 1 beginning with November 1, 2010, and in any event prior to December 31 in each year, the Trustee shall mail to each Securityholder a brief report dated as of November 1 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services as shall be agreed between the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in connection with the exercise or performance of any of its powers or duties hereunder, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith. The Company need not pay any settlement made without its consent, which consent shall not be unreasonably withheld.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by a Securityholder who has been a Securityholder for at least six months, fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture (“legal defeasance option”) or (2) its obligations under Sections 4.02 through 4.12 and the operation of Sections 6.01(4), 6.01(5) (solely with respect to Section 4.02), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(5) (solely with respect to Section 4.02), 6.01(6), 6.01(7), 6.01(8) or 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor shall be released from all of its obligations with respect to its Subsidiary Guarantee.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding Section 8.01(a) and (b), the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to redemption or maturity, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

(4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 11;

(5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 11.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture, each Subsidiary Guarantee and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest or premium, if any, on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article 5;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add Guarantees with respect to the Securities, including any Subsidiary Guarantees, or to secure the Securities;

(5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(6) to make any change that does not adversely affect the rights of any Securityholder;

(7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(8) to conform the text of this Indenture, the Securities or any Subsidiary Guarantee to any provision of the “Description of notes” in the Prospectus Supplement to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Securities or such Subsidiary Guarantee;

(9) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(10) to provide for the issuance of Additional Securities in accordance with this Indenture; or

(11) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee hereunder pursuant to the requirements of this Indenture.

An amendment under this Section may not make any change that adversely affects the rights under Article 11 of any holder of Senior Indebtedness of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

After an amendment under this Section becomes effective, the Company shall mail to the Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities) and any past Default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Securityholder affected thereby, an amendment or waiver may not:

(1) reduce the amount of Securities whose Holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or change the Stated Maturity of any Security;

(4) change the provisions applicable to the redemption of any Security contained in Article 3 hereof or paragraph 5 of the Securities;

(5) make any Security payable in money other than that stated in the Security;

(6) make any change in the ranking or priority of any Security or Subsidiary Guarantee that would adversely affect the Securityholders;

(7) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

(8) make any change in, or release other than in accordance with this Indenture, any Subsidiary Guarantee that would adversely affect the Securityholders.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

An amendment under this Section may not make any change that adversely affects the rights under Article 11 of any holder of Senior Indebtedness of a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

After an amendment under this Section becomes effective, the Company shall mail to the Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03. Compliance with TIA. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, unless otherwise provided in the relevant consent solicitation documentation, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, but subject to any contrary provisions in the relevant consent solicitation documentation, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless otherwise provided in the relevant consent solicitation documentation.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

SUBSIDIARY GUARANTEES

SECTION 10.01. Guarantees. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Each Subsidiary Guarantee is, to the extent and in the manner set forth in Article 11, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Subsidiary Guarantor giving such Subsidiary Guarantee and each Subsidiary Guarantee is made subject to such provisions of this Indenture.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 11. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall ensure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor shall be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):

(1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Subsidiary of the Company,

(2) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor,

(3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture,

(4) with respect to any Subsidiary Guarantor that became a Subsidiary Guarantor after the Issue Date, at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guarantee Agreement pursuant to Section 4.12 and the Company provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article 10;

(5) upon defeasance of the Securities pursuant to Article 8, or

(6) upon the full satisfaction of the Company’s obligations under this Indenture;

provided, however, that in the case of Section 10.06(1) and (2), (i) such sale or other disposition is made to a Person other than the Company or an Affiliate of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company shall comply with its obligations under Section 4.06.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

SUBORDINATION OF SUBSIDIARY GUARANTEES

SECTION 11.01. Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by such Subsidiary Guarantor’s Subsidiary Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Senior Indebtedness of such Subsidiary Guarantor (including such Subsidiary Guarantor’s Guarantee of Senior Indebtedness of the Company) shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

SECTION 11.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

(1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Securityholders shall be entitled to receive any payment pursuant to the Subsidiary Guarantee of such Subsidiary Guarantor; and

(2) until the Senior Indebtedness of any Subsidiary Guarantor is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 11 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of Capital Stock and any debt securities of such Subsidiary Guarantor that are subordinated to such Senior Indebtedness to at least the same extent as the Subsidiary Guarantee.

SECTION 11.03. Default on Senior Indebtedness of Subsidiary Guarantor. No Subsidiary Guarantor shall make payment on its Subsidiary Guarantee or purchase, redeem or otherwise retire or defease any Securities or other Guaranteed Obligations (collectively, “pay its Subsidiary Guarantee”) if a Payment Default occurs; provided, however, that any Subsidiary Guarantor shall be entitled to pay its Subsidiary Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of any Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of such Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor shall not pay its Subsidiary Guarantee for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness of such Subsidiary Guarantor specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated:

(1) by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Blockage Notice;

(2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3) because such Designated Senior Indebtedness of such Subsidiary Guarantor has been discharged or repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness giving such Payment Notice or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, any Subsidiary Guarantor shall be permitted to make payments under its Subsidiary Guarantee after termination of such Payment Blockage Period. No Subsidiary Guarantor shall be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period.

SECTION 11.04. Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article 10, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or their Representatives) of such demand.

SECTION 11.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article 11 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Subsidiary Guarantor and pay it over to them or their Representatives as their interests may appear.

SECTION 11.06. Subrogation. After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Subsidiary Guarantor. A distribution made under this Article 11 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the relevant Subsidiary Guarantor and Securityholders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

SECTION 11.07. Relative Rights. This Article 11 defines the relative rights of Securityholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

(1) impair, as between a Subsidiary Guarantor and Securityholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay its Subsidiary Guarantee to the extent set forth in Article 10; or

(2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by such Subsidiary Guarantor under its Subsidiary Guarantee, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Securityholders.

SECTION 11.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Subsidiary Guarantee of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

SECTION 11.09. Rights of Trustee and Paying Agent. Notwithstanding Section 11.03, the Trustee or Paying Agent shall continue to make payments on any Subsidiary Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that such payments are prohibited by this Article 11. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to give the notice; provided, however, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative shall be entitled to give the notice.

The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Subsidiary Guarantor with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 11.10. Distribution or Notice to Representative. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Subsidiary Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

SECTION 11.11. Article 11 Not To Prevent Events of Default or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guarantee by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 11 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to its Subsidiary Guarantee.

SECTION 11.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 11, the Trustee and the Securityholders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (c) upon the Representatives for the holders of Senior Indebtedness of any Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Subsidiary

Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 11, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

SECTION 11.13. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of any Subsidiary Guarantor as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 11.14. Trustee Not Fiduciary for Holders of Senior Indebtedness of Subsidiary Guarantor. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

SECTION 11.15. Reliance by Holders of Senior Indebtedness of Subsidiary Guarantors on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01. TIA Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

Belo Corp.

The Belo Building

400 S. Record Street

Dallas, Texas 75202

Attention: Russell F. Coleman

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust

601 Travis Street, 16th Floor

Houston, TX 77002

Attention: Kash Asghar, re: Belo Corp.

The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided in this Section 12.02, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 12.10. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, any Subsidiary Guarantee or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issuance of the Securities.

SECTION 12.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE BASE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

BELO CORP.

/s/ Brenda C. Maddox
Name: Brenda C. Maddox
Title: Vice President/Treasurer & Tax

BELO ADVERTISING CUSTOMER SERVICES, INC.

BELO CAPITAL BUREAU, INC.

BELO HOLDINGS, INC.

BELO KENTUCKY, INC.

BELO MANAGEMENT SERVICES, INC.

BELO SAN ANTONIO, INC.

BELO TECHNOLOGY ASSETS II, INC.

BELO TV, INC.

CORPORATE ARENA ASSOCIATES, INC.

KASW-TV, INC.

KENS-TV, INC.

KHOU-TV, INC.

KING BROADCASTING COMPANY

KING NEWS CORPORATION

KMOV-TV, INC.

KMSB-TV, INC.

KONG-TV, INC.

KSKN TELEVISION, INC.

KTTU-TV, INC.

KTVK, INC.

KVUE TELEVISION, INC.

NORTHWEST CABLE NEWS, INC.

NTV, INC.

TEXAS CABLE NEWS, INC.

WCNC-TV, INC.

WFAA-TV, INC.

WVEC TELEVISION, INC.

WWL-TV, INC.

/s/ Brenda C. Maddox
Name:	Brenda C. Maddox
Title:	Treasurer and Assistant Secretary

BELO VENTURES, INC.

/s/ Peggy L. Milner
Name:	Peggy L. Milner
Title:	President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

/s/ Kash Asghar
Name:	Kash Asghar
Title:	Senior Associate

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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No.	$

8.00% Senior Notes Due 2016

Belo Corp., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of                      Dollars (as such sum may be increased or decreased as reflected on the Schedule of Increases or Decreases in Global Security attached hereto) on November 15, 2016.

Interest Payment Dates: May 15 and November 15.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

BELO CORP.

by
Name:
Title:

by
Name:
Title:

Trustee’s Certificate of Authentication:

                THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by
Authorized Signatory

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[FORM OF REVERSE SIDE OF SECURITY]

8.00% Senior Notes Due 2016

1. Interest

Belo Corp., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on May 15 and November 15 of each year, commencing May 15, 2010. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 16, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by this Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paying Agent and Registrar

Initially, The Bank of New York Mellon Trust Company, N.A., a national banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

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4. Indenture

The Company issued the Securities under an Indenture dated as of June 1, 1997 (the “Original Indenture”), as amended and supplemented by a Supplemental Indenture dated as of November 16, 2009 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) among the Company, the guarantors party thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. To the extent any provision of the Securities conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Securities issued on the Issue Date and any Additional Securities will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue preferred stock; make certain investments and other restricted payments; create liens; create restrictions on distributions from restricted subsidiaries; engage in specified sales of assets and subsidiary stock; enter into transactions with affiliates; enter new lines of business; engage in certain intercompany transfers of assets; and engage in consolidations, mergers and acquisitions. These covenants are subject to important exceptions and qualifications.

5. Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after November 15, 2013, the Company shall be entitled at its option at any time and from time to time to redeem all or a portion of the Securities at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2013	104.00%
2014	102.00%
2015 and thereafter	100.00%

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In addition, at any time prior to November 15, 2012, the Company shall be entitled at its option on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 108.00%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 120 days after the date of the related Qualified Equity Offering.

Prior to November 15, 2013, the Company shall be entitled at its option to redeem all, but not less than all, of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in integral multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7. Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture. In addition, in the event of certain Asset Dispositions, the Company may be required to use the proceeds thereof to make an offer to the Holders to purchase Securities at a purchase price of 100% of their principal amount, plus accrued but unpaid interest, in accordance with the procedures set forth in the Indenture.

8. Guarantees

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

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9. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (1) the Indenture and the Securities may be amended with the consent of the Holders of at least a majority in principal amount then outstanding of the Securities and (2) any default or noncompliance with any provisions may be waived with the consent of the Holders of at least a majority in principal amount then outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add Guarantees with respect to the Securities,

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including any Subsidiary Guarantees, or to secure the Securities, or to add additional covenants or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor under the Indenture, or to make any change that does not adversely affect the rights of any Securityholder, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to conform the text of the Indenture, the Securities or any Subsidiary Guarantee to any provision of the “Description of notes” in the Prospectus Supplement to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Securities or such Subsidiary Guarantee, or to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Securities, or to provide for the issuance of Additional Securities in accordance with the Indenture or to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements of the Indenture.

14. Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, the Subsidiary Guarantors and the Significant Subsidiaries if the amount accelerated (or so unpaid) exceeds $35.0 million; (e) certain events of bankruptcy or insolvency with respect to the Company, the Subsidiary Guarantors and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $35.0 million; and (g) certain defaults with respect to Subsidiary Guarantees. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

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16. No Recourse Against Others

A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company shall furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Belo Corp.

P.O. Box 655237

Dallas, TX 75265-5237

Attention: Christine E. Larkin

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, check the box: ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount in principal amount: $            .

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or custodian of the Securities